ARTHUR ANDERSEN LLP




                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTS




To Glasgal Communications, Inc.:

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated July 27, 1995 in Glasgal Communications, Inc. Form 10-K for the year ended April 30, 1995 and to all references to our Firm included in this registration statement.



Roseland, New Jersey                                     /S/ARTHUR ANDERSON LLP
July 10, 1996                                            ----------------------
                                                            ARTHUR ANDERSON LLP